Exhibit 99.1

B&G Foods Announces Credit Agreement Amendment

PARSIPPANY, N.J., August 5, 2009 — B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high quality, shelf-stable foods, announced today that effective August 5, 2009, it has completed an amendment to its senior secured credit facility.  In connection with the amendment, Credit Suisse has been appointed as administrative agent under the credit facility to replace Lehman Commercial Paper, Inc.  In addition, the amendment permits the Company to do one or more of the following:

•                  make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of the Company’s 12% senior subordinated notes due 2016 for cash, subject to the restricted payments test set forth in the Company’s senior notes indenture;

•                  make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of the senior subordinated notes in exchange for Class A common stock; and

•                  refinance the senior subordinated notes with senior unsecured indebtedness provided the Company’s consolidated leverage ratio is less than or equal to 4.5 to 1.0 after giving effect to the refinancing.

The amendment also extends the maturity date for the Company’s existing undrawn $25.0 million revolving credit facility from January 10, 2011 to February 26, 2013 so that it will have the same maturity date as the Company’s existing $130.0 million term loan facility.

Now that such actions are permitted under the credit facility, B&G Foods may from time to time seek to retire senior subordinated notes through cash repurchases of EISs or separate senior subordinated notes and/or through exchanges of EISs or separate senior subordinated notes for equity securities, in open market purchases, privately negotiated transactions or otherwise.  Any such repurchases or exchanges and the timing and amount thereof, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors.  The amounts involved may be material.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include without limitation statements related to possible repurchases or exchanges of senior subordinated notes.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214